UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 30, 1999
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                          0-26954               22-3350958
(State or other jurisdiction of       (Commission File       (IRS Employer
incorporation or organization)            Number)           Identification No.)



380 Allwood Road, Clifton, New Jersey                             07012
(Address of principal executive offices)                         (Zip Code)



(Registrant's telephone number, including area code)            (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

          This 8-K/A filing amends an 8-K filed on May 13, 1999. Item 7 is hereby amended to state as follows:


ITEM 7.   Financial Statements and Exhibits

     a.   Financial Statements of Business Acquired .

          Audited financial statements for Metro Parcel Services, Inc. as of December 31, 1998.

          Metro Parcel Services, Inc. Balance Sheet as of December 31, 1998 and the related Statements of Income, Retained Earnings and Cash Flows for the year ended December 31, 1998.

          Unaudited interim financial statements:

          Metro Parcel Services, Inc. Balance Sheets as of March 31, 1999 and December 31, 1998 and the related statements of Income and Cash Flows for the three month periods ended March 31, 1999 and 1998.

      b.  Pro Forma Financial Information.

          Consolidated Delivery & Logistics, Inc. ("CDL") and Metro Parcel Services, Inc. Pro Forma Condensed Combined Financial Statements (Unaudited).

          Pro Forma Condensed Combined Balance Sheet as of March 31, 1999 and Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1998 and for the three months ended March 31, 1999.

      c.  Exhibits

       10.1* Purchase Agreement dated April 30, 1999 by and among Consolidated Delivery & Logistics, Inc., Silver Star Express, Inc., Metro Parcel Service, Inc. Nathan Spaulding and Kelly M. Spaulding.

       10.2*  7% Subordinated  Note Due April 30, 2001.

       99.1*  Press Release  issued   May 11,  1999  regarding  the Metro Parcel
              acquisition .

          * filed previously

                               Adams & Harper, PA
                          Certified Public Accountants
                         1665 Kingsley Avenue, Suite 100
                           Orange Park, Florida 32073









                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Metro Parcel Service, Inc.


         We have audited the accompanying balance sheet of Metro Parcel Service, Inc., as of December 31, 1998 and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Metro Parcel Service, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                                     S/    Adams & Harper, PA



         March 18, 1999

                           METRO PARCEL SERVICE, INC.
                                  Balance Sheet
                              At December 31, 1998



                                                                   1998

                                ASSETS
Current Assets

  Cash in bank                                               $        134,673
  Accounts receivable, net of
   allowance for doubtful accounts                                    422,851
  Prepayment & advances                                                   400
                                                             ----------------

    Total Current Assets                                              557,924

  Property and equipment - net                                         43,705
                                                             ----------------

TOTAL ASSETS                                                 $        601,629
                                                             ================


                        LIABILITIES AND EQUITY

Current Liabilities

  Accounts payable                                           $         21,992
  Taxes withheld or payable                                               798
  Current portion of long term debt                                     7,852
  Accrued expenses                                                     38,286
                                                            -----------------

    Total Current Liabilities                                          68,928
                                                            -----------------


Long Term Liabilities
  Long term debt, net of current
   portion above                                                      16,752
                                                           -----------------

  Total Liabilites                                                    85,680
                                                           -----------------

Stockholder's
Equity
  Capital stock                                                          400
  Retained earnings                                                  515,549
                                                           -----------------

  Total Stockholder's Equity                                         515,949
                                                           -----------------

TOTAL LIABILITIES AND EQUITY                                $        601,629
                                                           =================

             See auditors' report and notes to financial statements

                           METRO PARCEL SERVICE, INC.
                                Income Statement
                      For the year ended December 31, 1998



                                                                      1998

REVENUES

  Delivery revenues                                            $      2,089,747
                                                              -----------------

OPERATING EXPENSES

  Advertising and promotions                                              9,155
  Automobile                                                              5,038
  Bad debts                                                              15,700
  Communication devices                                                   4,246
  Donation                                                                  600
  Depreciation                                                           13,869
  Freight                                                                10,051
  Insurance                                                               2,427
  Interest                                                                4,774
  Laundry and uniforms                                                    3,046
  Office                                                                 26,493
  Professional services                                                  10,581
  Permit and licenses                                                       141
  Rent and utilities                                                     16,403
  Repair and maintenance                                                  5,081
  Salary - officer                                                      117,732
  Salary - others                                                       219,124
  Subcontracted drivers                                               1,316,970
  Taxes - payroll                                                        26,627
  Taxes - others                                                            202
  Telephone                                                              21,158
                                                              -----------------

  Total Operating Expenses                                            1,829,418
                                                              -----------------


Income From Operations                                                  260,329
                                                              -----------------

OTHER INCOME (EXPENSES)
  Interest income                                                         1,625
  Cash over (short)                                                       1,124
                                                              -----------------

     Total Other Income (Expenses)                                        2,749
                                                              -----------------


NET INCOME                                                     $        263,078
                                                              =================





             See auditors' report and notes to financial statements

                           METRO PARCEL SERVICE, INC.
                         Statement of Retained Earnings
                      For the year ended December 31, 1998


                                                                       1998


Retained Earnings, Beginning                                     $    334,959
Net Income                                                            263,078

Distributions to Shareholder                                          (82,488)
                                                               ---------------

  RETAINED EARNINGS, ENDING                                     $     515,549
                                                               ===============


















            See accountant's report and notes to financial statements

                           METRO PARCEL SERVICE, INC.
                             Statement of Cash Flows
                      For the year ended December 31, 1998



                                                                 1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                     263,078
                                                              -----------
  Adjustments  to  reconcile  net  income  to net  cash
  provided  by  operating activities:
    Depreciation & amortization                                 13,869
    Bad debt expense                                            15,700
    Increase in accounts receivable                           (184,515)
    Decrease in prepaid expenses                                 1,012
    Increase in advance to employees                              (400)
    Decrease in accounts payable                                (6,694)
    Increase in accrued liabilities                             12,868
                                                             ------------
    Total adjustments                                         (148,160)
                                                             ------------
  Net cash provided by operating activities                    114,914
                                                             ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Cash payments for the purchase of property                (10,674)
                                                             ------------
  Net cash used in investing activities                       (10,674)

------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Principal payments on long-term debt                       (6,934)
    Dividends paid                                            (82,488)
                                                             ------------
  Net cash used in financing activities                       (89,422)
                                                             ------------

Net increase in cash and equivalents                           14,822
Cash and equivalents, begining of year                        119,851
                                                             ------------
Cash and equivalents, end of year                            $134,673
                                                             ============



             See auditors' report and notes to financial statements

                           METRO PARCEL SERVICE, INC.
                          Notes To Financial Statements
                              At December 31, 1998



NOTE 1:   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                        Metro  Parcel   Service,   Inc.,   ("the  Company")  was
                  incorporated on January 1, 1988. The Company is engaged principally in the business of providing special delivery services for parcels and packages within the Jacksonville, Florida area. The Company services various business accounts with no customers providing revenues in excess of 5%. The
                  Company has about 13 employees and also contracts with approximately 65 drivers who perform the actual delivery of parcels and packages.

                  The Company records revenues based upon delivery fees earned when packages are delivered to customers or to other carriers.

                  Cash and cash equivalents at December 31, 1998, consist solely of the Company's bank account balance.

                  The Company records bad debt expense under the allowance method, based upon historical experience.

                  The Company has estimated the fair value of its financial instruments using the following methods and assumptions:

                           Carrying amounts for cash, accounts receivable and accounts payable approximates fair value.

                           Carrying amounts for Company debts approximate fair value based upon discounted cash flow analysis using the Company's incremental borrowing rates with other financing sources.

                  Property and equipment consists of leasehold improvements, office equipment, furniture and transportation equipment and is depreciated for financial statement purposes using the straight-line method and for tax reporting purposes using accelerated methods of depreciation. Provision for depreciation is made over the following estimated useful lives for financial statement purposes:

                           Leasehold improvements                      5 years
                           Furniture and equipment                     5 years
                           Transportation equipment                    5 Years

                  Maintenance and repair costs are charged to earnings as incurred. Significant betterments are capitalized.

NOTES TO FINANCIAL STATEMENTS
Page 2


                  All physical and intangible assets are reviewed annually to determine the existence of any impairment which might cause a permanent decrease in the value of any such asset and thereby necessitate an adjustment to the recorded carrying value on the books of the Company. No such adjustments are necessary for the year ended December 31, 1998.

                  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying financial statements. The income or loss of the Company is allocated to the shareholder and included on his individual income tax return.

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.


NOTE 2:  ACCOUNTS RECEIVABLE

                                                                        1998
                                                          ----------------------

                  Accounts receivable - trade                         $455,351
                   Less allowance for doubtful accounts                (32,500)
                                                          ----------------------
                   Accounts receivable - net                          $422,851
                                                          ======================


NOTE 3:  PROPERTY AND EQUIPMENT

         Details for the property and equipment accounts are presented  below:
         (See also Note 4 for pledge specifics)

                                                                        1998
                                                         -----------------------

                  Transportation equipment                            $ 12,444
                  Furniture & equipment                                 63,045
                  Leasehold improvements                                 2,092
                                                         -----------------------
                    Total Property & Equipment                          77,581
                    Less accumulated depreciation                      (33,876)
                                                         =======================
                  Property & Equipment, Net                           $ 43,705
                                                         =======================


         Property and  equipment  pledged at December 31, 1998,  totals $36,670.

         Depreciation expense for 1998 was $13,869.

NOTES TO FINANCIAL STATEMENTS
Page 3


NOTE 4:  NOTES PAYABLE

                  Notes payable for the corporation are presented below:

                                                                    1998
                                                            --------------------

                  Barnett Bank, 11.75% installment
                  note @ $ 328 per month for 48
                   months, secured by Chevrolet
                   Truck. Matures 06/06/00                       $ 5,384
                  Associates Leasing, capitalized
                   lease @ $ 552 per month, secured
                   by radio equipment. Matures
                   07/12/02                                      $19,220
                                                            --------------------
                     Total notes payable                          24,604
                     Less current portion                          7,852
                                                            --------------------
                     Notes payable - long term                   $16,752
                                                            ====================


                  Maturities of debt for the next four years are shown below (represents 100% of all present debts):

                                         1999                    $7,852
                                         2000                     6,875
                                         2001                     5,668
                                         2002                     4,209
                                                   -------------------------
                                        Total                  $ 24,604
                                                   =========================

NOTE 5:  SUPPLEMENTAL INFORMATION ON CASH FLOWS

         The Company had no non-cash financing and investing transactions during 1998.

NOTE 6:  CAPITAL STOCK

         The company has authorized 5,000 shares of $.10 par value common stock. Presently, 4,000 shares are issued and outstanding.

NOTE 7:  COMMITMENTS AND CONTINGENCIES

         COMPANY SIMPLE RETIREMENT PLAN

         During 1998, the Company implemented a SIMPLE retirement plan for all qualifying employees who have completed twelve months of service with the Company. The plan allows such electing employees to contribute up to 3% of their compensation (not to exceed $ 6,000 per employee) to the plan with the Company matching this contribution. The Company has no unfunded liability at December 31, 1998.

NOTES TO FINANCIAL STATEMENTS
Page 4




          ACCOUNTING PACKAGE

          The Company is presently using an accounting package to record and track its accounts receivable from customers. The package is not certified as compliant for purposes of the year 2000 test. Management is in the process of considering options to replace or modify the present accounting functions.


          CONCENTRATION RISK

          The Company maintains banking relations with First Union Bank. Cash is generally maintained in the bank in the Company's regular checking account or a money market savings account. Typically, these accounts may contain accumulated balances in excess of the federally insured limit (FDIC insurance limit is $ 100,000). Such excesses may be considered a concentration risk under generally accepted accounting principles.

          LEASE COMMITMENTS

          The Company has no lease commitments which extend beyond December 31, 1999.


NOTE 8:  RELATED PARTY TRANSACTIONS

          The Company leases its office and warehouse space from its shareholder, Nathan Spaulding on a month to month arrangement. Monthly lease is presently $1,012 including sales tax. No future obligation exists under the month to month arrangement.

NOTE 9:  TRADE NAME ACTIVITIES

          The Company delivers parcels to a limited number of clients under the trade name `Personal Touch Deliveries'. The name has been registered under the state's fictitious name statutes.

                           METRO PARCEL SERVICES, INC.
                            CONDENSED BALANCE SHEETS
                                 (In thousands)


                                                  March 31,        December 31,
                                                   1999               1998
                                             ---------------    ----------------
                                               (Unaudited)
             ASSETS

   CURRENT ASSETS
     Cash and cash equivalents                   $171                    $135
     Accounts receivable, net                     364                     423
     Prepaid expenses and other current assets     25                       -
                                             ----------------  -----------------
      Total current assets                        560                     558

   PROPERTY AND EQUIPMENT, net                     44                      44
                                             ================  =================
       Total assets                              $604                    $602
                                             ================  =================

     LIABILITIES AND STOCKHOLDER'S EQUITY

   CURRENT LIABILITIES
     Current portion of long-term debt            $11                   $  8
     Accounts payable and accrued liabilities      25                     61
                                             ---------------   -----------------
       Total current liabilities                   36                     69

   LONG-TERM DEBT                                  25                     17
                                             ---------------   -----------------
       Total liabilities                           61                     86
                                             ---------------   -----------------

   STOCKHOLDER'S EQUITY
     Common stock                                  -                      -
     Retained earnings                            543                    516
                                             ---------------   -----------------
     Total stockholder's equity                   543                    516
                                             ===============   =================
     Total liabilities and stockholder's equity  $604                   $602
                                             ===============   =================


         See notes to unaudited condensed interim financial statements.

                           METRO PARCEL SERVICES, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                            (Unaudited, In thousands)


                                            For the Three Months Ended March 31,
                                            ------------------------------------
                                                 1999                   1998
                                            ------------------   ---------------

   Revenue                                       $522                   $470

   Cost of revenue                                317                    272
                                            ------------------   ---------------

     Gross profit                                 205                    198

   Selling, general, and administrative expenses  115                    104
   Depreciation and amortization                    3                      2
                                            ------------------   ---------------
      Operating income                             87                     92

   Interest expense                                 1                      1

                                            ------------------   ---------------

     Net income                                   $86                    $91
                                            ==================   ===============



         See notes to unaudited condensed interim financial statements.

                           METRO PARCEL SERVICES, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                            (Unaudited, In thousands)



                                                        For the Three Months
                                                  ------------------------------
                                                           Ended March 31,
                                                     1999               1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                           $86                 $91
Adjustments to reconcile net income to net cash
  (used in) provided by operating activities -
   Depreciation                                        3                   2
   (Gain) loss on the disposal of assets              (3)                  6
   Changes in operating assets and liabilities
   (Increase) decrease in -
    Accounts receivable, net                          59                  92
    Prepaid expenses and other current assets        (25)                (26)
    Increase (decrease) in -
      Accounts payable and accrued liabilities       (36)                (25)
      Net cash (used in) provided by operating       ----                ----
      activities                                      84                 140
                                                     ----                ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                        14                    -
  Repayments of long-term debt                        (3)                 (3)
  Dividends Paid                                     (59)                (96)
                                                     ----                ----
          Net cash used in financing activities      (48)                (99)
                                                     ----                ----

          Net decrease in cash and cash equivalents   36                  41
CASH AND CASH EQUIVALENTS, beginning of period       135                 120
                                                    ----                 ----
CASH AND CASH EQUIVALENTS, end of period            $171                $161
                                                    ====                =====

         See notes to unaudited condensed interim financial statements.

                           METRO PARCEL SERVICES, INC.
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)


1.       BASIS OF PRESENTATION:

         The accompanying unaudited condensed interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1999, are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 1999.

2.       SUBSEQUENT EVENTS

         On April 30, 1999, Metro Parcel Services, Inc. sold certain of their assets to another company. The purchase price consisted of $710,000 in cash, $202,000 in notes, 40,000 shares of the buyer's common stock and the assumption of certain of the Company's notes payables.

                  UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial data has been prepared to present the effect of the acquisition of Metro Parcel Services, Inc. by CD&L.

On April 30, 1999, CDL entered into and consummated an asset purchase agreement (the "Purchase Agreement") with its subsidiary, Silver Star Express, Inc. ("Silver Star") and Metro Parcel Service, Inc., Nathan Spaulding and Kelly M. Spaulding, (collectively, "Metro Parcel"), whereby Silver Star purchased certain of the assets and assumed certain liabilities of Metro Parcel. The unaudited pro forma condensed combined balance sheet as of March 31, 1999 was prepared as if the acquisition had occurred on March 31, 1999. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 combines the historical statements of operations for CDL and Metro Parcel as if the acquisition occurred on January 1, 1998.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon the final evaluation being performed.

The following unaudited pro forma financial data does not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. This information and accompanying notes should be read in conjunction with CDL's Annual Report on Form 10-K for the year ended December 31, 1998, CDL's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and the financial statements included elsewhere in this report for Metro Parcel Services, Inc. on Form 8-K/A.


            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                 March 31, 1999
                                 (In thousands)

                                             Historical
                                       ---------------------------------
                                                              Metro Parcel         Pro Forma               Pro Forma
                                                CDL          Services, Inc.       Adjustments              Combined
                                           --------------    ---------------     ---------------          ------------
          ASSETS
CURRENT ASSETS
 Cash and cash equivalents                     $1,063             $171               $ (171)       (b)        $1,063
 Accounts receivable, net                      24,710              364                 (364)       (b)        24,710
 Prepaid expenses and other
  Current assets                                5,094               25                  (25)       (b)         5,094
                                           --------------    ---------------     ---------------          ------------
   Total current assets                        30,867              560                  (560)                 30,867

EQUIPMENT AND LEASE-
 HOLD IMPROVEMENTS, net                         6,599               44                   (19)      (b)         6,624
INTANGIBLE ASSETS, net                         22,733                -                 1,092       (b)        23,825
OTHER ASSETS                                    1,736                -                     -                   1,736
                                           --------------    ---------------     ---------------          ------------
     Total assets                             $61,935             $604                  $513                 $63,052
                                           ==============    ===============     ===============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Short-term borrowings                         $1,252            $   -                  $710       (a)        $1,962
 Current maturities of long-term
      debt                                      3,078               11                     -                   3,078
 Accounts payable and
      accrued liabilities                      19,102               25                    25    (a)(b)        19,152
                                           --------------    --------------    ---------------            -------------
   Total current liabilities                   23,432               36                   735                  24,192

LONG-TERM DEBT                                 21,967               25                   202       (a)        22,169
OTHER LONG-TERM
 LIABILITIES                                    3,127                -                   (11)      (b)         3,152
                                           --------------    ---------------     --------------           ------------
   Total liabilities                           48,526               61                   926                  49,513
                                           --------------    ---------------     ---------------          ------------
COMMITMENTS AND
      CONTINGENCIES

STOCKHOLDERS' EQUITY
 Preferred stock                                    -                -                     -                       -
 Common stock                                       7                -                     -                       7
 Additional paid-in capital                    11,330                -                   130       (a)        11,460
 Treasury stock                                  (162)               -                     -                    (162)
 Retained earnings                              2,234              543                  (543)      (b)         2,234
                                           --------------    ---------------     ---------------
   Total stockholders' equity                  13,409              543                  (413)                 13,539
                                           --------------    ---------------     ---------------          ------------
   Total liabilities and
    stockholders' equity                      $61,935             $604                  $513                 $63,052
                                           ==============    ===============     ===============          ============


    See notes to unaudited pro forma condensed combined financial statements.


            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                   (In thousands except per share information)


                                   Historical
                            ---------------------------------
                                                               Metro Parcel         Pro Forma             Pro Forma
                                              CDL              Services, Inc.        Adjustments           Combined
                                           --------------     --------------     ---------------        --------------

Revenue                                      $185,739             $2,090             $     -              $187,829
Cost of revenue                               142,062              1,554                                   143,616
                                           --------------     --------------     ---------------        --------------
    Gross profit                               43,677                536                   -                44,213
Selling, general and
     administrative expenses                   35,709                257                   -                35,966
Depreciation and amortization                   3,121                 14                  44     (c)         3,179
                                           --------------     --------------     ---------------        --------------
    Operating income                            4,847                265                 (44)                5,068
Other (income) expense:
     Other income, net                           (126)                (3)                 -                   (129)
     Interest expense                           1,246                  5                  79                 1,330
                                           --------------     --------------     ---------------        --------------
    Income before income taxes                  3,727                263                (123)                3,867
Provision for income taxes                      1,416                  -                  56                 1,472
                                           --------------     --------------     ---------------        --------------
    Net income                                 $2,311               $263               $(179)               $2,395
                                           ==============     ==============     ===============        ==============


Basic net income per share                       $.35                                                         $.36
                                           ==============                                               ==============
  Weighted average shares
    outstanding                                 6,662                                                        6,702
                                           ==============                                               ==============
Diluted net income per share                     $.34                                                         $.35
                                           ==============                                               ==============
  Weighted average shares
    outstanding                                 6,839                                                        6,879
                                           ==============                                               ==============


    See notes to unaudited pro forma condensed combined financial statements.







            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    For the Three Months Ended March 31, 1999
                                   (Unaudited)
                   (In thousands except per share information)


                                   Historical
                            ---------------------------------
                                                              Metro Parcel         Pro Forma              Pro Forma
                                                CDL             Services,         Adjustments             Combined
                                                                  Inc.
                                           --------------     --------------     ---------------        --------------

Revenue                                       $51,307               $522              $    -               $51,829
Cost of revenue                                39,554                317                                    39,871
                                           --------------     --------------     ---------------        --------------
    Gross profit                               11,753                205                   -                11,958
Selling, general and
     administrative expenses                    9,755                115                                     9,870
Depreciation and amortizartion                  1,019                  3                  11     (c)         1,033
                                           --------------     --------------     ---------------        --------------
    Operating income                              979                 87                 (11)                1,055
Other (income) expense:
     Other income, net                           (234)                 -                                      (234)
     Interest expense                             647                  1                  20     (c)           668
                                           --------------     --------------     ---------------        --------------
    Income before income taxes                    566                 86                 (31)                  621
Provision for income taxes                        224                  -                  22     (c)           246
                                           --------------     --------------     ---------------        --------------
    Net income                                   $342                $86                $(53)                 $375
                                           ==============     ==============     ===============        ==============


Basic net income per share                       $.05                                                         $.05
                                           ==============                                               ==============
  Weighted average shares
    Outstanding                                 6,939                                                        6,979
                                           ==============                                               ==============

Diluted net income per share                     $.05                                                         $.05
                                           ==============                                               ==============
  Weighted average shares
    Outstanding                                 7,447                                                        7,487
                                           ==============                                               ==============




    See notes to unaudited pro forma condensed combined financial statements.

            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)


(a) The following pro forma adjustments reflect CDL's purchase of Metro Parcel Services, Inc. Pro forma adjustments include estimated direct costs of acquisition of $50,000.


                                                        (in thousands)
                                                    -------------------

         Cash payment from proceeds of
                    short-term borrowings                      $710
         7% Subordinated note payable                           202
         Common stock issued (40,000 shares)                    130
         Accrued transaction costs                               50
                                                     -------------------

         Total estimated purchase price                      $1,092
                                                     ===================


(b) The following pro forma adjustments reflect the excess of the purchase price over book value, which is attributed to goodwill.

                                                       (in thousands)
                                                     ------------------

         Total estimated purchase price                     $1,092
         Elimination of current assets not acquired           (560)
         Elimination of equipment and leasehold
                 improvements not acquired                     (19)
         Elimination of accounts payable and
                  accrued liabilities not acquired              25
         Elimination of other liabilities not acquired          11
         Elimination of retained earnings                      543
                                                      ==================
         Amount of purchase price
                  allocated to goodwill                     $1,092
                                                      ==================

(c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of operations:


                                                           Three Months       Year
                                                              Ended          Ended
                                                            March 31,    December 31,
                                                              1999           1998
                                                         -------------- -------------
                                                                  (In Thousands)
   1.      Increase in interest expense on 7%
           note payable.                                       $ 4           $ 14
   2.      Increase in interest expense on short-term
           borrowings for cash portion of purchase price.       16             65
   3.      Increase in amortization expense resulting from
           the acquired goodwill using a 25 year life           11             44
   4.      Net increase in income taxes associated with the
           above  adjustments and from the application of
           CDL's historical effective  tax rate for the
           periods  presented  to the  pretax income in
           the accompanying pro forma condensed combined
           statements of operations.                            22             56
                                                             ---------    ---------


                                                               $53           $179
                                                            =========     ==========


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  July 14, 1999                CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                  (Registrant)




                                     By: /s/ Albert W. Van Ness, Jr.
                                         _______________________________________
                                         Albert W. Van Ness, Jr.
                                         Chairman of the Board, Chief Executive
                                         Officer and Chief Financial Officer

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  July 14, 1999                    CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                    (Registrant)




                                         By:  /s/ Albert W. Van Ness, Jr.
                                             ___________________________________
                                              Albert W. Van Ness, Jr.
                                              Chairman of the Board, Chief
                                              Executive Officer and Chief
                                              Financial Officer